Exhibit 99.1
Upwork Announces Pricing of Offering of $500.0 Million of 0.25% Convertible Senior Notes Due 2026
San Francisco, California – August 5, 2021 – Upwork Inc. (“Upwork”) (Nasdaq: UPWK) today announced that it has priced $500.0 million aggregate principal amount of 0.25% convertible senior notes due 2026 (the “notes”). The notes are to be offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Upwork also granted the initial purchasers of the notes an option to purchase, within a 13-day period from, and including the date on which the notes are first issued, up to an additional $75.0 million aggregate principal amount of notes. The sale is expected to close on August 10, 2021, subject to customary closing conditions, and is expected to result in approximately $487.0 million in net proceeds to Upwork after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Upwork (assuming no exercise of the initial purchasers’ option to purchase additional notes).
The notes will be senior, unsecured obligations of Upwork, and will bear interest at a rate of 0.25% per year, payable semiannually in arrears. The notes will mature on August 15, 2026, unless earlier redeemed, repurchased, or converted in accordance with the terms of the notes. Prior to the close of business on the business day immediately preceding May 15, 2026, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Upwork’s common stock (the “common stock”), cash or a combination of cash and shares of the common stock, at the election of Upwork.
The notes will have an initial conversion rate of 15.1338 shares of the common stock per $1,000 principal amount of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $66.08 per share. The initial conversion price represents a premium of approximately 42.5% to the $46.37 per share closing price of the common stock on The Nasdaq Global Select Market on August 5, 2021.
Holders of the notes will have the right to require Upwork to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Upwork will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes or a redemption notice, as the case may be, prior to the maturity date. The notes will be redeemable, in whole or in part, for cash at Upwork’s option at any time, and from time to time, on or after August 20, 2024, but only if the last reported sale price per share of the common stock has been at least 130% of the conversion price then in effect for a specified period of time.
In connection with the pricing of the notes, Upwork entered into capped call transactions with one or more financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of the notes and/or offset any cash payments Upwork is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Upwork expects to enter into additional capped call transactions with the option counterparties. The cap price of the capped call transactions is initially approximately $92.74 per share, which represents a premium of 100% over the last reported sale price of Upwork’s common stock of $46.37 per share on August 5, 2021, and is subject to certain adjustments under the terms of the capped call transactions.
Upwork has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.
In addition, Upwork expects that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes/may do so following any repurchase of notes by Upwork on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the holder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and the value of the consideration that the holder would receive upon conversion of the notes.
Upwork intends to use approximately $43.0 million of the net proceeds from the offering of the notes to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Upwork expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Upwork intends to use the remainder of the net proceeds from the offering for general corporate purposes, including marketing, brand awareness, and sales, and which may include working capital, capital expenditures, and investments in and acquisitions of other companies, products or technologies that Upwork may identify in the future.
The notes were only offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of the common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes or any shares of common stock potentially issuable upon conversion of the notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” including, among other things, statements relating to the completion of the proposed offering, the potential effects of entering into capped call transactions, and the expected use of proceeds from the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Upwork will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, including the impacts of the COVID-19 pandemic, and whether the capped call transactions will become effective. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Upwork’s business and financial results, please review the “Risk Factors” described in Upwork’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the Securities and Exchange Commission (the “SEC”) and in Upwork’s other filings with the SEC. Except as may be required by law, Upwork undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.
Contact:
Evan Barbosa
Investor Relations
Investor@Upwork.com